Execution Version

Exhibit (h.4)

AMENDMENT NO. 4

TO

TRANSFER AGENCY SERVICES AGREEMENT

This Amendment No. 4 To Transfer Agency Services Agreement (“Amendment No.4”), dated as of January 1, 2008, being entered into by and between PFPC Inc. (“PFPC”) and each of the Massachusetts business trusts listed on the signature page to this Amendment No. 4 (the “Trusts”), amends the Transfer Agency Services Agreement, dated as of January 24, 2005, by and between PFPC and the Trusts on an individual basis (“Original Agreement”), as amended by the Section 312 Foreign Financial Institution Amendment, dated as of July 5, 2006, by and between PFPC and the Trusts on an individual basis (“Amendment No. 1”), the Amendment To Transfer Agency Services Agreement, dated as of March 20, 2007, by and between PFPC and the Trusts on an individual basis (“Amendment No. 2”), and the Form 8300, FINCEN Section 314(a) Information Requests and Suspicious Activity Report Amendment, dated as of September 28, 2007, by and between PFPC and the Trusts on an individual basis (“Amendment No. 3”). The Original Agreement as amended by Amendment No. 1, Amendment No. 2 and Amendment No. 3 is referred herein as the “Amended Agreement”. The term “Agreement” as used herein means the Amended Agreement as amended by this Amendment No. 4.

IN CONSIDERATION of the mutual covenants contained herein and intending to be legally bound, the parties hereto agree as follows:

1. Modifications to Amended Agreement. The Amended Agreement is amended as follows:

(a)	The term “Agreement” is hereby redefined to mean “the Original Agreement as amended by the Amendments”.

(b) Section 1 is amended by adding Sections l(j), l(k), 1(1), l(m), l(n) and l(o) thereto which shall read in their entirety as follows:

(j)	“Original Agreement” means the Transfer Agency Services Agreement, dated as of January 24, 2005 by and between PFPC and the Trusts on an individual basis.

(k)	“Amendment No. 1” means the Section 312 Foreign Financial Institution Amendment, dated as of July 5, 2006, by and between PFPC and the Trusts on an individual basis.

(1)	“Amendment No. 2” means the Amendment To Transfer Agency Services Agreement, dated as of March 20, 2007 by and between PFPC and the Trusts on an individual basis.

(m)	“Amendment No. 3” means the Form 8300, FINCEN Section 314(a) Information Requests and Suspicious Activity Report Amendment, dated as of September 28, 2007 by and between PFPC and the Trusts on an individual basis.

(n)	“Amendment No. 4” means the Amendment To Transfer Agency Services Agreement, dated as of January 1, 2008, by and between PFPC and the Trusts on an individual basis.

(o)	“Amendments” means Amendment No.l, Amendment No. 2, Amendment No. 3 and Amendment No. 4.

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(c) Section 1l(b) is deleted in its entirety and replaced in its entirety with the following:

(b)	PFPC shall establish certain cash management accounts (“Service Accounts”) in connection with providing services under this Agreement. In connection with the Service Accounts:

(i) PFPC may receive investment earnings from sweeping monies in the Service Accounts into investment accounts including, but not limited to, investment accounts maintained at an affiliate or client of PFPC.

(ii) Each month: (A) balance credits earned with respect to the amounts in the Service Accounts (“Balance Credits”) will be used by PFPC to offset the banking service fees imposed on the Service Accounts by the cash management service provider (the “Banking Service Fees”), (B) to the extent Balance Credits exceed Banking Service Fees PFPC shall use such excess Balance Credits to offset out-of-pocket expenses incurred in connection with providing services hereunder which are reimbursable to PFPC under the Agreement, and (C) PFPC may retain for its own use any Balance Credits remaining after the application of the foregoing clauses (A) and (B). Balance Credits shall be calculated and applied toward Banking Service Fees regardless of the Service Account balance sweep described in Sub-Section 1l(b)(i).

(iii) PFPC may use the services of third-party vendors in connection with the issuance of redemption and distribution checks and shall retain any benefits obtained from any arrangements with such vendors, including any commission or return on float paid to it by any such vendors.

(iv) Within 60 days of the end of each calendar year PFPC shall furnish to the Funds a certificate in the form of Exhibit D, which such exhibit is hereby incorporated by reference into this Agreement and made a part hereof (each such furnished certificate being a “Certificate”). Each Trust acknowledges that the information contained in a Certificate (the “Certified Information”) is Confidential Information and agrees that (i) the Certified Information and the Certificate is furnished solely for use by Board of Trustees and the Officers of each Trust to ascertain PFPC’s compliance with Section 1l(b)(ii), and (ii) the Certified Information will be held in the strictest confidence, with access accordingly restricted, and may not be otherwise used or disclosed except upon the prior written consent of PFPC, except that, without such prior written consent, (A) disclosure may be made as required by law, legal or regulatory process or regulatory examination, and (B) the legal advisors and auditors to each Trust may access and use the Certified Information on a need to know basis for purposes of assisting the Board of Trustees and Officers in making the determination with respect to Section 1l(b)(ii) and in complying with disclosure requirements referred to in clause (A) above.

(d) Section 26(a) is deleted in its entirety and replaced in its entirety with the following:

(a)	Entire Agreement. The Original Agreement as amended by the Amendments, including all Exhibits and other attachments to said documents, embodies the entire agreement and understanding between the parties and supersedes all prior agreements and understandings relating to the subject matter thereof; provided, however:

(i)	the rights and obligations of the parties for the period ending and including July 4, 2006 shall be determined exclusively by the terms of the Original Agreement;

Execution Version

(ii)	the rights and obligations of the parties for the period commencing and including July 5, 2006 and ending and including March 19, 2007 shall be determined exclusively by the terms of the Original Agreement as amended by Amendment No. 1;

(iii)	the rights and obligations of the parties for the period commencing and including March 20, 2007 and ending and including September 27, 2007 shall be determined exclusively by the terms of the Original Agreement as amended by Amendment No. 1 and Amendment No. 2;

(iv)	the rights and obligations of the parties for the period commencing and including September 28, 2007 and ending and including December 31, 2007 shall be determined exclusively by the terms of the Original Agreement as amended by Amendment No. 1, Amendment No. 2 and Amendment No. 3; and

(v)	the rights and obligations of the parties for the period commencing and including January 1, 2008 shall be determined exclusively by the terms of the Original Agreement as amended by the Amendments; and

provided further, however, that the parties may embody in one or more separate documents their agreement, if any, with respect to delegated duties.

(e) A new Exhibit D is hereby added immediately following Exhibit C which shall read in its entirety as set forth on the Exhibit D attached to this Amendment No. 4.

2. Remainder of Original Agreement. The terms and provisions of the Amended Agreement, except as amended by this Amendment No. 4, are hereby ratified and declared to be in full force and effect.

3. Incorporation By Reference. Section 26(e) (Governing Law) of the Original Agreement is hereby incorporated by reference into this Amendment and shall apply to this Amendment as if fully set forth herein.

4. Entire Agreement. This Amendment constitutes the entire agreement between the parties with respect to the subject matter herein and supersedes all prior and contemporaneous proposal, agreements, contracts, representations and understanding, whether written, oral or electronic, between the parties with respect to the subject matter herein.

5. Facsimile Signatures; Counterparts. This Amendment No. 4 may be executed in one more counterparts; such execution of counterparts may occur by manual signature, facsimile signature, manual signature transmitted by means of facsimile transmission or manual signature contained in an imaged document attached to an email transmission; and each such counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed copies of this Amendment No. 4 or of executed signature pages to this Amendment No. 4 by facsimile transmission or as an

Execution Version

imaged document attached to an email transmission shall constitute effective execution and delivery hereof and may be used for all purposes in lieu of a manually executed copy of this Amendment No. 4.

IN WITNESS WHEREOF, the parties have executed this Amendment No. 4 as of the date first written above.

THE MANAGERS FUND		PFPC INC.

By:		By:
Name:	Donald S. Rumery	Name:	Michael DeNofrio
Title:	Treasurer	Title:	Executive Vice President, Senior xxxxxxxxxx

MANAGERS TRUST I

By:
Name:	Donald S. Rumery
Title:	Treasurer
MANAGERS TRUST II
By:
Name:	Donald S. Rumery
Title:	Treasurer
MANAGERS AMG FUNDS
By:
Name:	Donald S. Rumery
Title:	Treasurer